Tinter Scheifley Tang, LLP.
90 Madison St., Suite 701
Denver, Colorado 80206

Phone  (970) 513-9308
FAX  (419) 821-5638
E-Mail  jes@vail.net
_________________________________________________________________________


August 19, 2008


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549

Re: American Post Tension, Inc.

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) 	We have read the Company?s response to Item 4 of Form 8-K dated
August 15, 2008 and

(2) 	We agree with the response.

Sincerely,



James E. Scheifley
Tinter Scheifley Tang, LLP